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                                                                    Exhibit 23.1





                         Consent of Independent Auditors


We hereby consent to the use in this Registration of Securities by a Small-Business Issuer (Form SB-2) of our report dated November 20, 2002 relating to the audited financial statements of CCP Worldwide, Inc. and Subsidiary as of December 31, 2001 and for the years ended December 31, 2001 and 2000 which appear in such Form SB-2. We also consent to the reference to us under the headings "Experts" in such Form SB-2.


/s/ Rogoff & Company, P.C.

New York, New York
January 21, 2003

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